UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
___________

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2009
___________

Northwest Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-24151	91-1574174
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

421 W. Riverside Avenue, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 456-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On March 3, 2009, Northwest Bancorporation, Inc.'s wholly owned subsidiary, Inland Northwest Bank, (the "Bank") entered into a renegotiated lease with Diamond Plaza, LLC (the "Lease Agreement") for the Bank's principal office and main branch, which is located in the Paulsen Center Building at 421 W. Riverside Avenue in downtown Spokane. The Lease Agreement provides for a 10-year term with additional renewal options on approximately 22,971 square feet.  The initial lease rate is $30,839 per month and escalates approximately 3% per year.  The description of the Lease Agreement contained herein is a summary and is qualified in its entirety by reference to the full text of the Lease Agreement attached as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT

99.1	Lease Agreement by and between Inland Northwest Bank and Diamond Plaza, LLC.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BANCORPORATION, INC.
          (Registrant)

      May 11, 2009                                By:    /s/ Randall L. Fewel
               Date                                                                                  Randall L. Fewel
       President and Chief Executive Officer

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT

99.1	Lease Agreement by and between Inland Northwest Bank and Diamond Plaza, LLC.